EXHIBIT 99.1

PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

between

PXRE REINSURANCE COMPANY

and

PXRE REINSURANCE LTD.

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PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT, dated as of May 11, 2006 and effective as of April 1, 2006 (hereinafter referred to as the "Agreement"), between PXRE REINSURANCE LTD., a Bermuda company (hereinafter referred to as the "Company"), and PXRE REINSURANCE COMPANY, a Connecticut corporation (hereinafter referred to as "Reinsurer").

W I T N E S S E T H :

WHEREAS, the Company and the Reinsurer wish to enter into an excess of loss arrangement pursuant to which the Company will cede to the Reinsurer, and the Reinsurer will assume from the Company, certain of the Company’s excess liabilities arising from the Company’s reinsurance business, upon the terms and subject to the conditions described below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and of the mutual benefits herein provided, the parties hereto agree as follows:

ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Agreement under any Contracts in force at the inception hereof, or written or renewed during the term hereof. Nothing in this Agreement shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not party to this Agreement.

ARTICLE 2

COVER

The Reinsurer will be liable in respect of each and every Loss Occurrence, for the Ultimate Net Loss in excess of Ultimate Net Loss of $150,000,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $40,000,000 each and every Loss Occurrence. The Reinsurer’s maximum aggregate liability under this Agreement for all Loss Occurrences shall not exceed $40,000,000.

If this Agreement is renewed pursuant to Article 3 and the Parties desire to vary the retention, per event limit of liability or aggregate limit of liability, the Parties shall execute an endorsement, provided however, that such endorsement shall not be effective unless approved by the State of Connecticut Insurance Department Commissioner.

ARTICLE 3

TERM AND CANCELLATION

This Agreement shall be effective from 12:01 a.m. Eastern Standard Time, April 1, 2006 and shall be continuously in force until 11:59 p.m. Eastern Standard Time, March 31, 2007 (the “Termination Date”). Should this Agreement expire while a Loss Occurrence covered hereunder is in progress, the Reinsurer shall be responsible for the Loss Occurrence in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the Loss Occurrence in progress.

Notwithstanding the expiration of this Agreement as herein above provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such expiration shall be fully performed and discharged.

This Agreement shall automatically renew for a one-year term at each subsequent April 1 unless either Party has given written notice to the other Party at least 30 days prior to March 31 of the subject year of its intention not to renew this Agreement. If this Agreement is so renewed, the “Termination Date” shall be the following March 31.

This Agreement may be terminated by either party upon 30 days prior written notice.

The party desiring to terminate this Agreement pursuant shall give prompt written notice of such termination to the other party. No termination of this Agreement will relieve the other party from any liability for any breach of this Agreement or from the performance of any obligation due with respect to any period preceding such termination.

ARTICLE 4

TERRITORY

This Agreement shall follow the territorial scope of the Contracts written by the Company.

ARTICLE 5

EXCLUSIONS

This Agreement shall be subject to the exclusions contained in the original contracts of the Company.

ARTICLE 6

PREMIUM

The Company will pay the Reinsurer an annual premium of $7,000,000, which shall be payable quarterly in advance in four installments of $1,750,000.

ARTICLE 7

ORIGINAL CONDITIONS

The true intent of this Agreement being that the Reinsurer shall follow the fortunes of the Company, all reinsurances hereunder shall be subject to the same terms, conditions, waivers and modifications as the respective Contracts of the Company.

ARTICLE 8

DEFINITIONS

The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include expenses of litigation and interest, and all other loss expense of the Company including subrogation and salvage (no reinsurance contracts covering the Company will inure to the benefit of this Agreement. The term “Ultimate Net Loss” includes 100% of loss in excess of policy limits and 100% of extra contractual obligations, paid or to be paid by the Company. All salvages, recoveries or payments recovered or received subsequent to loss settlement thereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the Territory. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "Loss Occurrence” shall be further defined as follows:

1.      As regards windstorms, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.      As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforementioned period.

3.      As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this definition) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence."

4.      As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence."

For all "Loss Occurrences," other than Paragraph 2. above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for any "Loss Occurrences" referred to in Paragraph 1. above where only one such period of 72 consecutive hours shall apply with respect to one event. As respects those "Loss Occurrences" referred to in Paragraph 2. above, if the disaster, accident, or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

The term "Gross Net Earned Premium Income" as used in this Agreement shall mean gross earned premium income on business the subject of this Agreement.

The terms "Contracts", "Contracts written by the Company" and "Contracts of the Company" shall mean any and all binders, policies, certificates, agreements and contracts of reinsurance and insurance in force on the effective date hereof or issued, renewed, accepted or held, covered provisionally or otherwise in the name of the Company on or after the effective date.

ARTICLE 9

REPORTS AND REMITTANCES

Within forty five (45) days after the close of each quarter, the Company will furnish the Reinsurer a quarterly statement showing the total reserves for outstanding losses, loss adjustment expense, unearned premiums, and such other information as may be reasonably requested.

Amounts due the Reinsurer by the Company will be remitted with the quarterly report. Amounts due the Company by the Reinsurer will be remitted within thirty (30) days following receipt of the report. Should payment due from the Reinsurer exceed $250,000 as respects any one loss, the Company may give the Reinsurer notice of payment made, or its intention to make payment, on a certain date. If the Company has paid the loss, payment will be made by the Reinsurer immediately. If the Company intends to pay the loss by a certain date and has submitted a satisfactory proof of loss or similar document, payment will be due from the Reinsurer twenty four (24) hours prior to that date, provided the Reinsurer has a period of one (1) business day after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Reinsurer as set forth herein will be credited to its next quarterly report in which such cash loss amounts are reported.

ARTICLE 10

EXTRA CONTRACTUAL OBLIGATIONS

The Reinsurer shall be liable hereunder for 100% of any loss to the Company in respect of Extra Contractual Obligations.

“Extra Contractual Obligations” are defined as those liabilities (excluding office expenses and compensation of officers and regular employees of the Company, other than staff field adjusters and out of pocket expense of the Company’s officers incurred in connection with the loss) not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss. The time any amount is due from the Reinsurer hereunder shall be based upon the time the Company has made a payment to which these provisions relate.

For purposes of Extra Contractual Obligations coverage there shall be no recovery hereunder where the loss has been incurred due to or to the extent caused by fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or other organization or party involved in the presentation, defense or settlement of a claim on behalf of the Company.

ARTICLE 11

JUDGMENTS IN EXCESS OF POLICY LIMITS

This Agreement shall protect the Company for 100% of any loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense, or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to or to the extent caused by fraud by a member of the board of directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim.

For purposes of this Article the word “loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy (excluding office expenses and compensation of officers and regular employees of the Company, other than staff field adjusters and out of pocket expense of the Company’s officers incurred in connection with the loss).

ARTICLE 12

CURRENCY

All of the provisions of this Agreement involving dollar amounts are expressed in terms of United States dollars, and all premium and loss payments hereunder shall be made in United States dollars. It is further agreed that for the purposes of this Agreement, amounts paid or received by the Company in other currency shall be converted into United States dollars at the rate of exchange at which such transactions are converted in the books of the Company.

ARTICLE 13

ACCESS TO RECORDS

The Reinsurer or its duly accredited representatives shall have full access to the books and records (other than any list or lists of brokers through which the Company has written the business ceded hereunder) of the Company at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Upon request, the Company shall supply the Reinsurer, at the Reinsurer's expense, with copies of the whole or any part of such books and records relating to this Agreement or the subject matter hereof.

The Reinsurer agrees, on behalf of itself and its representatives, to hold and keep confidential, and not to disclose to any third party (unless requested or required by relevant insurance regulatory authorities or otherwise compelled to do so by applicable law), any confidential and proprietary information of the Company which it receives or has access to pursuant to the above paragraph. The Reinsurer further agrees, on behalf of itself and its representatives, that it shall not use any underwriting or related information received from the Company, except for the sole purpose of analyzing the risks to be ceded to the Reinsurer hereunder or in the application of the terms of this Agreement. The Reinsurer agrees to abide by any determination by the Company that any information provided to the Reinsurer constitutes confidential and proprietary information.

ARTICLE 14

DELAY, OMISSION or ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

ARTICLE 15

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable by the Reinsurer directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or portion of any claim. It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor.

The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of their respective reinsurance agreements as though such expense had been incurred by the Company.

The reinsurance shall be payable by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except where the agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

ARTICLE 16

ARBITRATION

As a condition precedent to any right of action hereunder, if any dispute, claim or controversy shall arise between the Company and the Reinsurer with respect to this Agreement, the interpretation or breach thereof or the rights of the parties with respect to any transaction contemplated hereunder (a "Dispute"), whether such Dispute arises before or after termination of this Agreement, such dispute, upon the written demand of either party, shall be arbitrated in accordance with this ARTICLE 17. Any such demand for arbitration shall be made within a reasonable time after the Dispute has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations.

Any Dispute to be arbitrated hereunder shall be submitted to three arbitrators, one to be appointed by each party, and an umpire to be chosen by the two so appointed. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of the umpire within thirty (30) days of their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the choice between the remaining two shall be made by drawing lots. All arbitrators shall be active or retired executive officers of insurance or reinsurance companies or underwriters at Lloyd's, London not under the control of, or having had in the previous 3 years direct and material business relations with, or related by birth or marriage to any employee of, either party to this Agreement, and having no other personal or financial interest in the outcome of the arbitration. Any determination by a majority of the arbitrators shall be binding and conclusive upon the parties hereto.

Each party shall submit its case to the arbitrators within thirty (30) days of the appointment of the umpire. All proceedings before the arbitration panel shall be informal and the arbitrators shall have the power to fix all procedural rules relating to the arbitration proceeding.

The arbitration panel shall render its decision within thirty (30) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. Judgment upon the final decision of the arbitrators may be entered in any court having jurisdiction or application may be made to such court for a judicial confirmation of the award and an order of enforcement, as the case may be. Unless otherwise allocated by the arbitrators, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of any other expenses of the arbitration. The arbitration shall take place in the city in which the Company's head office is located unless some other place is mutually agreed upon by the Company and the Reinsurer.

Notwithstanding the foregoing provisions of this ARTICLE XV, it is hereby agreed that no arbitration panel shall have any power to add to, alter or modify the terms and conditions of this Agreement or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

ARTICLE 17

LIMITATIONS ON LIABILITY

The liability of the Company to the Reinsurer in respect of any failure to comply with the provisions of this Agreement shall be limited to amounts actually owed hereunder and damages directly caused by the willful misconduct or gross negligence of the Company. In no event shall the Company be liable for indirect, incidental, special or consequential damages.

The parties shall each be entitled to specific performance of the terms of this Agreement.

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ARTICLE 18

NOTICES

All notices, requests, demands and other communications hereunder must be in writing (including facsimile transmission) and shall be deemed to have been duly given (i) when received if delivered by hand against written receipt, (ii) when sent if sent by facsimile transmission between 9:00 a.m. and 5:00 p.m. on a day when the Federal Reserve Bank and the Bank of Bermuda are open for business, provided such transmission is confirmed by the transmitting machine, (iii) 5 days after being mailed if mailed by prepaid, first class certified mail, return receipt requested, or (iv) if sent by overnight courier, 2 days after delivery to a recognized major overnight courier service, fees prepaid. In each case notices shall be addressed as follows:

If to the Reinsurer:

PXRE Reinsurance Company
399 Thornall Street
14th Floor
Edison, NJ 08837
Attention: General Counsel
Facsimile No.: 732 906-9157

If to the Company:

PXRE Reinsurance Ltd.
PXRE House
110 Pitts Bay Road
Pembroke HM08
Bermuda
Attention: Chief Financial Officer
Facsimile No.: 441 296-6162

Any party by notice in writing sent to the other may change the name, address or facsimile number to which notices, requests, demands or other communications to it shall be given.

ARTICLE 19

MISCELLANEOUS

Both the Reinsurer and the Company shall have, and may exercise at any time, the right to offset any balance or balances due from one party to the other or, to the extent permitted by applicable law, such other’s successor, including a successor by operation of law. Such offset may only include balances due under this Agreement and any other reinsurance agreements heretofore or hereafter entered into between the Reinsurer and the Company, regardless of whether such balances are in respect of premiums, or losses or otherwise, and regardless of the capacity of any party, whether as reinsurer or reinsured, under the various agreements involved.

This Agreement (including any Annexes or Endorsements hereto) contains the entire agreement between the parties, and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements, relating to the subject matter hereof.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut (other than any conflict of law rule which might result in the application of the law of any other jurisdiction).

This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective successors and permitted assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

The captions of the various sections of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. Any modification or amendment of any term or provision hereof waived or discharged of the XOL Agreement, requires prior approval from the State of Connecticut Insurance Department Commissioner.

Except as otherwise provided in this Agreement, any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available at law or in equity.

No party may assign any of its rights or obligations under this Agreement without the written consent of the other party to this Agreement, which consent may be arbitrarily withheld by such party, any such non-consented to assignments being void. No party may assign any of its rights or obligations under the XOL Agreement without written consent of either party and prior approval from the State of Connecticut Insurance Department Commissioner. Except as otherwise provided in this Agreement, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this Agreement.

This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

The parties hereby agree that the Property Catastrophe Excess of Loss Reinsurance Agreement, effective as of January 1, 2006, between PXRE Reinsurance Company, as reinsurer, and PXRE Reinsurance Ltd., as cedent, be and hereby is terminated effective as of March 31, 2006 and replaced in its entirety by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers in Hamilton, Bermuda as of the date first written above.

PXRE REINSURANCE LTD.

By /s/ Jeffrey L. Radke

Name: Jeffrey L. Radke
Title: President and Chief Executive Officer

PXRE REINSURANCE COMPANY

By /s/ Jeffrey L. Radke

Name: Jeffrey L. Radke
Title: President and Chief Executive Officer